Exhibit 99.1

T2 Biosystems Announces Fourth Quarter & Full Year 2021 Financial Results

Full Year 2021 Total Revenue Growth of 55%; Plans to Double Sepsis Revenue and T2Dx Instruments

LEXINGTON, Mass., February 17, 2022 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Full Year 2021 and Recent Highlights

•	Achieved full year 2021 total revenue of $28.1 million, including product revenue of $16.6 million, representing increases of 55% and 43%, respectively, compared to the prior year

•	Achieved full year 2021 sepsis test panel revenue of $5.1 million, representing an increase of 46% compared to the prior year

•	Achieved full year 2021 research and contribution revenue of $11.4 million, representing an increase of 77% compared to the prior year

•	Executed contracts for 32 T2Dx® Instruments in 2021, including 17 instrument contracts during the fourth quarter

•	Expanded international commercialization by entering into exclusive distributor agreements in Mexico, Singapore, South Korea, Taiwan, Norway, Finland, and Türkiye

•

Strengthened leadership team by hiring industry veterans Aparna Ahuja MD as Chief Medical Officer, and Brett Giffin as Chief Commercial Officer, and significantly expanded sales, marketing, clinical and medical affairs teams

•	Initiated U.S. clinical trials for the T2Resistance® Panel and T2Biothreat® Panel in December 2021, enabling potential filing of FDA submissions for both products during 2022

•	Amended term loan agreement with CRG, extending both the interest-only period and the maturity date to December 31, 2023

“We made substantial progress across our three corporate priorities during 2021: accelerating our sales, enhancing our operations and advancing our pipeline,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We are excited to continue this momentum in 2022 with plans to double our T2Dx Instruments and sepsis test revenue compared to 2021, improve our product gross margins, and complete the U.S. clinical trials for the T2Resistance and T2Biothreat panels, while we continue to advance the development of our next generation instrument and comprehensive sepsis panel. We are confident continued progress across these initiatives will drive growth and create shareholder value.”

Fourth Quarter 2021 Financial Results

Total revenue for the fourth quarter of 2021 was $7.0 million, a decrease of 10% compared to the prior year period driven by increased sepsis test panel sales and BARDA contract activities offset by decreased COVID-19 test panel sales. Product revenue for the fourth quarter of 2021 was $4.0 million, a decrease of 31% compared to the prior year period, driven primarily by the record COVID-19 test sales in the prior year comparable period. Research and contribution revenue for the fourth quarter of 2021 was $3.0 million, an increase of 52% compared to the prior year period.

Operating expenses for the fourth quarter of 2021 were $11.9 million, an increase of $3.3 million compared to the prior year period, driven by increased BARDA contract research and development activity, and increased commercial and medical affairs headcount.

Net loss for the fourth quarter of 2021 was $12.1 million or a loss of $0.07 per share, compared to a net loss of $9.9 million, or a loss of $0.07 per share, in the prior year period.

Full Year 2021 Financial Results

Total revenue for 2021 was $28.1 million, an increase of 55%, compared to the prior year, driven by increased sepsis test panel sales and BARDA contract activities offset by decreased Covid-19 test panel sales. Product revenue for 2021 was $16.7 million, an increase of 43% compared to the prior year, driven by increased test panel sales. Research and contribution revenue for 2021 was $11.4 million, an increase of 77% compared to the prior year.

Operating expenses for 2021 were $50.3 million, an increase of $12.1 million compared to the prior year driven by increased BARDA contract research and development activity, increased commercial and medical affairs headcount.

Net loss for 2021 was $49.2 million, or a loss of $0.31 per share, compared to a net loss of $46.8 million, or a loss of $0.39 per share, in 2020.

Cash, equivalents, marketable securities and restricted cash were $33.8 million as of December 31, 2021.

2022 Financial Outlook

The Company expects full year 2022 total revenue of $28.0 to $31.0 million, including product revenue of $16.0 to $17.0 million and research and contribution revenue of $12.0 to $14.0 million. The Company expects to close 60 to 70 T2Dx Instrument contracts in 2022 and COVID-19 revenue to decrease from $9.5 to $3.5 million.

Webcast and Conference Call Information

T2’s management team will host a conference call today, February 17, 2022, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 877-407-9208 for domestic callers or 1-201-493-6784 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, T2Bacteria® Panel, T2Resistance® Panel, and T2SARS-CoV-2™ Panel and are powered by the Company’s proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, timing of filing of an FDA submission, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “intend,” “plan”, “believe”,

“project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2021, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Meagan Dominick, Vault Communications

mdominick@vaultcommunications.com

773-369-4255

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406

T2 Biosystems, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$22,245	$16,793
Marketable securities	9,996	25,396
Accounts receivable	5,134	5,099
Inventories	3,909	3,636
Prepaid expenses and other current assets	3,110	2,660

Total current assets	44,394	53,584
Property and equipment, net	4,675	3,771
Operating lease right-of-use assets	9,766	11,034
Restricted cash	1,551	551
Marketable securities	—	10,002
Other assets	153	136

Total assets	$60,539	$79,078

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,832	$2,058
Accrued expenses and other current liabilities	8,338	7,512
Deferred revenue	518	230

Total current liabilities	11,688	9,800
Notes payable	47,790	45,235
Operating lease liabilities, net of current portion	9,359	10,533
Deferred revenue, net of current portion	28	424
Derivative liability	—	1,010
Other liabilities	4,577	3,350
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 166,400,892 and 148,078,974 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	166	148
Additional paid-in capital	459,151	431,544
Accumulated other comprehensive (loss) income	(4)	9
Accumulated deficit	(472,216)	(422,975)

Total stockholders’ equity (deficit)	(12,903)	8,726

Total liabilities and stockholders’ equity (deficit)	$60,539	$79,078

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Year ended
	December 31,
	2021	2020
Revenue:
Product revenue	$16,646	$11,677
Research revenue	—	11
Contribution revenue	11,412	6,442

Total revenue	28,058	18,130
Costs and expenses:
Cost of product revenue	20,703	21,280
Research and development	21,801	16,112
Selling, general and administrative	28,527	22,094

Total costs and expenses	71,031	59,486

Loss from operations	(42,973)	(41,356)
Other income (expense):
Interest income	112	14
Interest expense	(6,586)	(5,518)
Other income, net	206	62

Total other expense	(6,268)	(5,442)

Net loss	(49,241)	(46,798)

Net loss per share — basic and diluted	$(0.31)	$(0.39)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	158,861,418	121,331,464

Other comprehensive loss:
Net loss	$(49,241)	$(46,798)
Net unrealized gain (loss) on marketable securities arising during the period	(4)	13
Less: net realized gain on marketable securities included in net loss	(9)	(4)

Total other comprehensive loss, net of taxes	(13)	9

Comprehensive loss	$(49,254)	$(46,789)

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months ended
	December 31,
	2021	2020
Revenue:
Product revenue	$4,012	$5,834
Contribution revenue	2,968	1,954

Total revenue	6,980	7,788
Costs and expenses:
Cost of product revenue	5,362	7,476
Research and development	5,353	3,764
Selling, general and administrative	6,544	4,868

Total costs and expenses	17,259	16,108

Loss from operations	(10,279)	(8,320)
Other income (expense):
Interest income	94	12
Interest expense	(1,954)	(1,610)
Other income, net	(5)	9

Total other expense	(1,865)	(1,589)

Net loss	(12,144)	(9,909)

Net loss per share — basic and diluted	$(0.07)	$(0.07)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	166,172,579	148,018,044

Other comprehensive loss:
Net loss	$(12,144)	$(9,909)
Net unrealized gain (loss) on marketable securities arising during the period	(13)	48
Less: net realized (gain) loss on marketable securities included in net loss	5	(3)

Total other comprehensive loss, net of taxes	(8)	45

Comprehensive loss	$(12,152)	$(9,864)